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As filed with the Securities and Exchange Commission on July 22, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQUITY RESIDENTIAL
(Exact name of registrant as specified in its governing instrument)

Maryland (State of Organization)	13-3675988 (I.R.S. Employer Identification Number)
Two North Riverside Plaza, Suite 400 Chicago, Illinois 60606 (Address of principal executive offices)

EQUITY RESIDENTIAL
1996 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN

Bruce W. Duncan
President and Chief Executive Officer
Two North Riverside Plaza, Suite 400
Chicago, Illinois 60606
(Name and address of agent for service)

(312) 474-1300
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Bradley A. Van Auken, Esq.
1011 E. North Path
Wheaton, IL 60187
(630) 668-4268
(630) 480-8513 (facsimile)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Shares of Beneficial Interest, $.01 par value per share	5,000,000(2)	$26.33	$131,650,000	$10,650.48

(1)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on July 17, 2003.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional Common Shares as may be issued to prevent dilution from share splits, share dividends and similar transactions.

Explanatory Note

        The Registrant hereby refers to its Registration Statement on Form S-8 (File No. 333-06869) filed with the Securities and Exchange Commission on June 26, 1996, which is incorporated herein by reference, to increase the number of the Registrant's Common Shares available for issuance under the Equity Residential 1996 Non-Qualified Employee Share Purchase Plan (the "Plan") by 5,000,000 shares so that a total of 7,000,000 shares will be available under the Plan (after giving effect to Rule 416 (a) and the Registrant's two-for-one split of its Common Shares effective October 11, 2001).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 22, 2003.

EQUITY RESIDENTIAL
By:	/s/ BRUCE W. DUNCAN Bruce W. Duncan President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Bruce W. Duncan, David J. Neithercut and Bruce C. Strohm, or any of them, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the Securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on July 22, 2003:

Name	Title
/s/ SAMUEL ZELL Samuel Zell	Chairman of the Board of Trustees
/s/ BRUCE W. DUNCAN Bruce W. Duncan	President, Chief Executive Officer and Trustee
/s/ DAVID J. NEITHERCUT David J. Neithercut	Executive Vice President and Chief Financial Officer
/s/ MICHAEL J. MCHUGH Michael J. McHugh	Executive Vice President, Chief Accounting Officer and Treasurer
/s/ GERALD A. SPECTOR Gerald A. Spector	Executive Vice President, Chief Operating Officer and Trustee
/s/ SHELI Z. ROSENBERG Sheli Z. Rosenberg	Trustee
/s/ JAMES D. HARPER, JR. James D. Harper, Jr.	Trustee
/s/ JOHN W. ALEXANDER John W. Alexander	Trustee
/s/ B. JOSEPH WHITE B. Joseph White	Trustee
/s/ CHARLES L. ATWOOD Charles L. Atwood	Trustee
/s/ MICHAEL N. THOMPSON Michael N. Thompson	Trustee
/s/ BOONE A. KNOX Boone A. Knox	Trustee
/s/ STEPHEN O. EVANS Stephen O. Evans	Trustee

Exhibit Index

Exhibit Number	Exhibit Description
4.1	Amended and Restated Equity Residential 1996 Non-Qualified Employee Share Purchase Plan
4.2	First Amendment to Amended and Restated Equity Residential 1996 Non-Qualified Employee Share Purchase Plan effective October 18, 1998
4.3	Amendment to Amended and Restated Equity Residential 1996 Non-Qualified Employee Share Purchase Plan effective May 30, 2003
5.	Opinion of Bradley A. Van Auken
23.1	Consent of Ernst & Young LLP
23.2	Consent of Bradley A. Van Auken (included in Exhibit 5)
24	Power of Attorney (filed as part of the signature page of this Post-Effective Amendment No. 1)

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Explanatory Note
SIGNATURES
POWER OF ATTORNEY
Exhibit Index